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                                                                    EXHIBIT 10.3

                      HORIZON ORGANIC HOLDING CORPORATION
                           STOCK OPTION GRANT NOTICE

HORIZON ORGANIC HOLDING CORPORATION (the "Company"), pursuant to its 1998 Equity Incentive Plan (the "Plan"), hereby grants to Optionee an option to purchase the number of shares of the Company's common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in Attachments I, II, and III, which are incorporated herein in their entirety.

Optionee:                           ___________________________
Date of Grant:                      ___________________________
Vesting Commencement Date:          ___________________________
Shares Subject to Option:           ___________________________
Exercise Price Per Share:           ___________________________
Expiration Date:                    ___________________________

TYPE OF GRANT:     []  Incentive Stock Option  []  Nonstatutory Stock Option

EXERCISE SCHEDULE: [Immediately exercisable.][Same as vesting schedule.]

VESTING SCHEDULE:  [25%] vested on the [one year] anniversary of the Vesting
                   Commencement Date; [25%] vests on each annual anniversary thereafter.

PAYMENT: By one or a combination of the checked items (as described in section 6(c) of the Plan):

[]  By cash or check  []  Pursuant to a Regulation T program/1/
[]  By delivery of already-owned shares  []  By deferred payment provided that:

        (i) At least ____ percent of the exercise price shall be due at the time of exercise, representing the "par value" of the shares under Delaware corporate law, at least ____ percent of the exercise price plus accrued interest shall be due each anniversary of the date of exercise, with final payment of the remainder of the exercise price, plus accrued interest, due ____ years from the date of exercise or, at the Company's election, upon termination of your Continuous Service;

        (ii) Interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement; and

        (iii) To elect the deferred payment alternative, your written notice of exercise must state that you are electing this payment alternative and, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may require.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Plan, and (ii) the following agreements only:

        OTHER AGREEMENTS:           _____________________________________
                                    _____________________________________
                                    _____________________________________

HORIZON ORGANIC HOLDING CORPORATION      OPTIONEE:

By:_______________________________       _____________________________________
                                         Signature

Title:____________________________

Date:_____________________________       Date:________________________________

Attachment I:    Stock Option Agreement
Attachment II:   1998 Equity Incentive Plan
Attachment III:  Notice of Exercise
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/1/   Exercise of an option pursuant to Regulation T, as promulgated by the
Federal Reserve Board, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.
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                      HORIZON ORGANIC HOLDING CORPORATION
                             STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that (i) vesting will accelerate and your option will be fully excercisable upon the termination of your Continuous Service due to death or Disability and (ii) vesting will cease upon the termination of your Continuous Service for any other reason.

2. EXERCISE PRIOR TO VESTING. If permitted in the Grant Notice (i.e., the "Exercise Schedule" indicates that your option is "Immediately exercisable"), and subject to the provisions of this option, you may elect, at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

        (a) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

        (b) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

        (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

        (d) your option shall not be exercisable with respect to any unvested installment to the extent such exercise would cause the aggregate fair market value of any shares subject to incentive stock options granted you by the Company (valued as of their grant date) which would become exercisable for the first time during any calendar year to exceed $100,000.

3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in any manner that is permitted by the Grant Notice.

4.  WHOLE SHARES.  Your option may only be exercised for whole shares.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing the option, and the option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

6. TERM. The term of your option commences on the Date of Grant and expires upon the earliest of:
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        (a)  the Expiration Date indicated in the Grant Notice;

        (b)  the tenth (10th) anniversary of the Date of Grant;

        (c) twelve (12) months after your death, if you die during, or within three (3) months after, the termination of your Continuous Service;

        (d) twelve (12) months after the termination of your Continuous Service due to Disability; or

        (e) three (3) months after the termination of your Continuous Service for any other reason, provided that if during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 5, in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Service.

          To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a Consultant or if you exercise your option more than three (3) months after the date your employment with the Company terminates.

7.  EXERCISE.

        (a) You may exercise the vested portion of your option (and the unvested portion of your option if the Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

        (b) By exercising your option you agree that:

                (i) as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

                (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option; and

                (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty
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(180) days) following the effective date of the registration statement of the
Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

9. OPTION NOT A SERVICE CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate of the Company, or their respective stockholders, Board of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

11. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.
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                      HORIZON ORGANIC HOLDING CORPORATION
                           1998 EQUITY INCENTIVE PLAN

                               NOTICE OF EXERCISE

Horizon Organic Holding Corporation
6311 Horizon Lane
Longmont, Colorado 80503          Date of Exercise:  __________________

Ladies and Gentlemen:

  This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


  Type of option:               ___ Incentive  ___ Nonstatutory

  Stock option dated:           ___________________

  Number of shares for
  which option is exercised:    ___________________

  Certificates to be
  issued in name of:            ___________________

  Total exercise price:        $___________________

  Cash payment delivered
  herewith:                    $___________________

  [Value of ______ shares of
  stock delivered herewith/2/: $___________________]

  [Promissory note delivered
  herewith:                    $___________________]


  By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the Option, and
(iii) to the extent the Option is an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such shares of Common Stock are issued upon exercise of the Option.

  I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not to sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. I further agree
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/2/   Shares must meet the public trading requirements set forth in the option.
Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.
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to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my shares until the end of such period.

                                       Very truly yours,


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